Exhibit 10.3

ACCENTURE LTD 2001 SHARE INCENTIVE PLAN

1.                  Purpose of the Plan

                 The purpose of the Plan is to aid the Company and its Affiliates in recruiting, retaining and rewarding key employees, Former Partners, Former U.S. Employees, directors, consultants or other Persons of outstanding ability and to motivate such employees, Former Partners, Former U.S. Employees, directors, consultants or Persons who perform services for the Company or an Affiliate to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, Former Partners, Former U.S. Employees, directors, consultants or other Persons will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.                  Definitions

                 The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option, Share Appreciation Right or Other Share-Based Award granted pursuant to the Plan.

(d)	Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Change in Control: The occurrence of any of the following events:

(i) any Person (other than (A) a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the date that the Company completes an initial public offering (a "Pre-Existing Shareholder"), (B) the Company (if permitted by relevant law), any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (C) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing (I) 20% or more of the combined voting power of the Company's then-outstanding securities and (II) more of the combined voting power of the Company's then-outstanding securities than the Pre-Existing Shareholders in the aggregate;

(ii) during any period of twenty-four consecutive months (not including any period prior to the date that the Company completes an initial public offering), individuals who at the beginning of such period constitute the Board, and any new director (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control under (i), (iii) or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company's shareholders has been approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

(g)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	Committee: A committee of the Board that has been designated by the Board to administer the Plan.

(i)	Company: Accenture Ltd, an exempted company registered in Bermuda under Number EC 30090.

(j)	Effective Date: June 5, 2001.

(k)

Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in the event of an initial public offering of the Shares of the Company, the Fair Market Value on the date of such initial public offering shall be the price at which the initial public offering was made; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(l)	Former Partner: An individual who is a former partner of a predecessor of the Company, an Affiliate or a predecessor of an Affiliate.

(m)

Former U.S. Employee: An individual who is a former employee of the Company or an Affiliate, or a predecessor of either the Company or an Affiliate, and who was primarily employed at a location inside the United States.

(n)	Grant Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

(o)	ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

(p)	LSAR: A limited share appreciation right granted pursuant to Section 7(d) of the Plan.

(q)	Option: A share option granted pursuant to Section 6 of the Plan.

(r)	Other Share-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(s)

Participant: An employee, Former Partner, Former U.S. Employee, director, or consultant of, or any Person who performs services for, the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(t)	Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u)	Plan: The Accenture Ltd 2001 Share Incentive Plan.

(v)	RSU: A restricted share unit, granted pursuant to Section 8 of the Plan, that represents the right to receive a Share.

(w)	Shares: Class A common shares of the Company.

(x)	Share Appreciation Right: A share appreciation right granted pursuant to Section 7 of the Plan.

(y)	Subsidiary: A "subsidiary corporation" as defined in Section 424(f) of the Code (or any successor section thereto).

3.                  Shares Subject to the Plan

                 The total number of Shares that may be used to satisfy Awards under the Plan is 375,000,000. The Shares may consist, in whole or in part, of unissued Shares or previously-issued Shares. The issuance or transfer of Shares or the payment of cash to a Participant upon the exercise or payment of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares that are subject to Awards which terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan.

4.                  Administration

                 The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company that becomes an Affiliate. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes of any relevant jurisdiction as a result of the granting, vesting or exercise of an Award, the delivery of cash or Shares pursuant to an Award, or upon the sale of Shares acquired by the granting, vesting or exercise of an Award.

5.                  Limitations

                 No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.                  Terms and Conditions of Options

                 Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Grant Price; Exercisability. Options granted under the Plan shall have a Grant Price, and shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

(b)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. Except as otherwise provided in an Award agreement, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, by transferring Shares having a Fair Market Value equal to the aggregate Grant Price for the Shares being purchased to a nominee of the Company and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Grant Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, the Participant has paid in full for such Shares, the Shares in question have been registered in the Company's register of shareholders and, if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(c)

ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. No ISO shall have a per Share Grant Price of less than the Fair Market Value of a Share on the date granted or have a term in excess of ten years; provided, however, that no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Grant Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

(d)

Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Grant Price by delivering Shares to a nominee of the Company, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.                  Terms and Conditions of Share Appreciation Rights

(a)

Grants. The Committee also may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Committee. Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Grant Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. If the payment is made, in whole or in part, in newly issued Shares, the Participant shall agree to pay to the Company the aggregate par value of such Shares. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.

(d)

Limited Share Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, specify that payment will be made only in cash and provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Share Appreciation Right" is used in the Plan, such term shall include LSARs.

8.                  Other Share-Based Awards

                 The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Share-Based Awards"). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). If any Award is satisfied, in whole or in part, in newly issued Shares, it will be a condition of issue that the Participant agrees to pay to the Company the aggregate par value of such Shares.

9.                  Adjustments Upon Certain Events

                 Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Grant Price or exercise price of any Share Appreciation Right and/or (iii) any other affected terms of any Award.

(b)

Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, provide for the termination of an Award upon the consummation of the Change in Control and (x) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Share Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights over the aggregate exercise price of such Options or Share Appreciation Rights, and/or (y) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

10.                  No Right to Employment or Awards

                 The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.                  Successors and Assigns

                 The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.                  Nontransferability of Awards

                 Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.                  Amendments or Termination

                 The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (a) without the approval of the shareholders of the Company, would (except as provided in Section 9 of the Plan) increase the total number of Shares reserved for the purposes of the Plan, or (b) without the consent of a Participant, would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.

14.                  International Participants

                 With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

15.                  Choice of Law

                 The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16.                  Effectiveness of the Plan

                 The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.